SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of June 10, 2020)

Name
JPMorgan Diversified Return Global Equity ETF (to be removed upon liquidation)
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Alternatives ETF (to be removed upon liquidation)
JPMorgan Diversified Return Europe Equity ETF (to be removed upon liquidation)
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Event Driven ETF (to be removed upon liquidation)
JPMorgan High Yield Research Enhanced ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan Global Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Long/Short ETF (to be removed upon liquidation)
JPMorgan Managed Futures Strategy ETF (to be removed upon liquidation)
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan Corporate Bond Research Enhanced ETF
JPMorgan Income Builder Blend ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan BetaBuilders International Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan Large Cap Growth ETF
JPMorgan BetaBuilders U.S Small Cap Equity ETF
JPMorgan Carbon Transition U.S. Equity ETF

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:

Title:

JPMORGAN DISTRIBUTION SERVICES, INC.

By:

Title: